PATENT PURCHASE AGREEMENT

RFID CHIP

This Patent Purchase Agreement ("Agreement") is made and entered into on 1st of October, 2005 ("Execution Date") by and between:

WILLIAM WESTMORE PURTON of 99 Hotham Street, East Melbourne, Victoria, Australia; (**"Purton"**)

-and-

DOLPHIN PRODUCTS PTY LTD (ACN 004 241 945) (a company duly incorporated in Australia) of 600 Waterdale Road, Heidelberg West, Victoria, Australia;

-and-

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD (ACN 007 081 996), (a company duly incorporated in Australia) of 600 Waterdale Road, Heidelberg West, Victoria, Australia.

(collectively, "**DOLPHIN**")

AND

VENDINGDATA CORPORATION VNX (a company duly incorporated in the United Sates of America), having its place of business at 6830 Spencer Street, Las Vegas, Nevada, 89119.

(**"VENDINGDATA"**)

RECITALS

A. **WHEREAS**, DOLPHIN has created a process for affixing a microchip which has a coupled antenna to a gaming chip or token, which constitutes a Radio Frequency Identification Device on a gaming chip (which invention is referred to as an "RFID CHIP") described on Exhibit A attached hereto ("RFID CHIP").

B. **WHEREAS**, DOLPHIN has filed patent applications for the RFID CHIP as follows:

i patent application number PQ8734 in Australia
ii Australian Patent number 774197;
iii United States Patent Number 6659875;
iv patent application number 2,352,418 in Canada; and
v United Kingdom Patent number 2369534;

all of which applications are collectively referred to as the "Patent Applications" in this Agreement.

C. **WHEREAS**, DOLPHIN desires to grant and VENDINGDATA desires to acquire, any and all rights in the inventions referred to as the RFID CHIP, including but not limited to patent rights and all other intellectual property rights relating to the RFID CHIP.

NOW, THEREFORE, the parties, in consideration of the above recitals, which are incorporated into the Agreement below, and the mutual promises of the parties hereinafter set forth and intending to be bound by the terms hereof, hereby agree as follows:

1. DEFINITIONS.

1.1. **"Patent Rights"** means patents, patent applications and patentable rights anywhere in the world, and all continuations, continuations-in-part, divisions, reissues, reexaminations, substitutions, additions and extensions thereof, and foreign filings (i) based on the material contained in the Patent Applications, and each of them, and (ii) relating to the invention referred to as the RFID CHIP, which materials or invention DOLPHIN owns or will own, including but not limited to the Patent Applications.

1.2. **"Proprietary Information"** means all information and knowledge relating to the design and development of RFID CHIP that is not generally known, including, and whether or not patentable, all trade secrets, know-how, data, designs, specifications, material lists, drawings, algorithms, formulas, patterns, compilations, programs, samples, devices, protocols, methods, techniques, processes, procedures and results of experimentation and testing.

1.3. **"Settlement Date"** means the day being seven (7) days after:

1.3.1. the date upon which DOLPHIN receives a Due Diligence Satisfaction Notice from VENDINGDATA pursuant to clause 9.8 herein; or

1.3.2. the date upon which a Due Diligence Satisfaction Notice is deemed to have been served by VENDINGDATA on DOLPHIN in accordance with clause 9.9;

whichever is sooner;

1.4. **"Settlement"** means completion of the sale and purchase of the RFID CHIP and the Intellectual Property Materials hereunder on the Settlement Date in accordance with the terms of this Agreement;

1.5. **"Trademarks"** shall consist of any tradenames, trademarks, servicemarks, servicenames, trade slogans and other marks used by DOLPHIN to identify either of the RFID CHIP to the public, including but not limited to the name and mark "RFID CHIP.

1.6. **"Works"** shall consist of all copyrighted material or matter subject to copyright protection which relates to or is connected with or otherwise part of RFID CHIP, including but not limited to designs, artwork, drawings, signage, reports, manuals,

advertisements, marketing materials, pictures and charts in the possession or control of DOLPHIN.

1.7. "Tools" shall consist of any die, templates, sample, molds, proof, artwork or other tooling which relates to or is connected with RFID CHIP or the manufacture of materials related to RFID CHIP.

1.8. "Intellectual Property Materials", as that term is used in this Agreement, consists of the Patent Rights, Proprietary Information, Trademarks, Works, Tools and any other matter or materials held by DOLPHIN which relate to or are connected with RFID CHIP.

2. ASSIGNMENT OF INTELLECTUAL PROPERTY MATERIALS.

2.1. On and subject to the terms and conditions of this Agreement, DOLPHIN sells, transfers and assigns to VENDINGDATA and VENDINGDATA purchases from DOLPHIN, without reservation or limitation, all of DOLPHIN'S right, title, and interest in the RFID CHIP, the Patent Rights, the Proprietary Information, the Works, the Trademarks, the Tools and any other matter or materials held by DOLPHIN which relate to or are connected with the RFID CHIP.

2.2. Each party hereby agrees to execute such documents and to take such other actions as shall be necessary or appropriate to effectuate the assignments set forth in this Section 2.

2.3. VENDINGDATA covenants with DOLPHIN that it will be bound by and perform the obligations under the Patent Rights binding upon DOLPHIN with effect on and from the Settlement Date.

2.4. VENDINGDATA agrees to indemnify DOLPHIN against all claims made against or liability suffered by DOLPHIN arising out of or connected with the Patent Rights and/or the RFID CHIP where the conduct relating to such claims or liability occurs after the Settlement Date.

3. CONSIDERATION.

3.1. Total Consideration. The total consideration payable by VENDINGDATA to DOLPHIN for the RFID CHIP and DOLPHIN'S right, title and interest in the Intellectual Property Materials shall consist of the following:

3.1.1. Cash Payment. VENDINGDATA shall pay to DOLPHIN a cash payment in the amount of US$750,000.00 ("Cash Payment") in several installments as follows:

3.1.1.1. **First Installment.** The first installment shall be a non-refundable deposit in the amount of US$125,000.00, and shall be paid by wire transfer to an account specified by DOLPHIN on the date upon which this Agreement is executed by all parties. (Purton shall be the liaison for the DOLPHIN entities with VENDINGDATA for all purposes

relating to this Agreement, and therefore shall designate the recipient of the Cash Payments).

3.1.1.2. **Second Installment.** The second installment shall be in the amount of US$125,000.00, and shall be paid by wire transfer to an account specified by DOLPHIN on the Settlement Date.

3.1.1.3. The remaining US$500,000.00 of the Cash Payment shall be paid in six (6) equal monthly payments commencing on January 31st, 2006, with each payment made on the last day of each month, and with each payment made to an account designated by DOLPHIN.

Payment of the installments set forth in clauses 3.1.1.2 and 3.1.1.3 are subject to and contingent upon VENDINGDATA completing to its satisfaction and approval its Due Diligence Review in accordance with section 9.1 and the parties entering into the Licensing and Manufacturing Agreement in accordance with clause 9.2.

3.1.2. Shares. VENDINGDATA shall issue to Purton one million (1,000,000) fully paid ordinary shares in the capital of VENDINGDATA (referred to as the "Shares" in this Agreement). The Shares shall be issued to Purton upon the Settlement Date.

3.1.3. Restriction on Shares. In the event that Purton desires to sell any or all of the Shares, Purton shall provide to VENDINGDATA ninety (90) days prior written notice of Purton's intent to sell which notice shall include the number of Shares that Purton wishes to sell or transfer and the name of the transferee ("Sale Notice"). In the event of a takeover of VENDINGDATA or the sale of substantially all the assets of VENDINGDATA, Purton may sell or transfer the Shares without restriction. The Shares shall bear a legend noting that Purton must serve a Sale Notice on VENDINGDATA if he intends to sell or transfer the Shares.

4. REPRESENTATIONS AND WARRANTIES BY DOLPHIN.

DOLPHIN makes the following representations and warranties to VENDINGDATA, each of which will survive the Execution Date:

4.1. To the best of DOLPHIN's knowledge, information and belief, the Patent Rights include all of the patents and patent applications owned or controlled by DOLPHIN on or prior to the Execution Date that relate to, arise out of or concern the RFID CHIP, its manufacture or use. To the best of DOLPHIN's knowledge, information and belief, there are no other US or foreign filings owned or controlled by any of the DOLPHIN entities filed by any of them prior to the Execution Date which claim RFID CHIP related matter, in whole or in part nor does DOLPHIN have any present intention to make such filings. If DOLPHIN becomes aware of any patents or patent applications that (i) are owned or controlled by DOLPHIN, (ii) claim inventions concerning the RFID CHIP made prior to the Execution Date, (iii) cover the RFID CHIP and (iv) are not included in

the Patent Rights, DOLPHIN will promptly notify VENDINGDATA in writing and execute appropriate documents to transfer such patents and patent applications to VENDINGDATA.

4.2. To the best of DOLPHIN's knowledge, information and belief, no third party or other entity has claims, has a patent or has filed any patent application involving, arising from, concerning or related to the Patent Rights and/or the RFID CHIP, in whole or in part, or infringing upon, interfering with or blocking rights granted in the Patent Rights, in whole or in part, except for the Threatened Patents. DOLPHIN will promptly notify VENDINGDATA in writing should it learn of any such claims or filings.

Comment [AJR1]: The term "Threatened Patents" is not defined. VendingData should provide a definition for our consideration.

4.3. Immediately prior to the Execution Date, DOLPHIN owns all right, title and interest in and to the Patent Rights, Intellectual Property Materials and the RFID CHIP.

4.4. DOLPHIN has the legal right to grant all the rights it purports to grant, and to convey all the rights it purports to convey, pursuant to this Agreement.

4.5. DOLPHIN has made no grants or licenses to any third party or entity involving, arising from concerning or related to the Patent Rights, Intellectual Property Materials, or the RFID CHIP.

4.6. DOLPHIN agrees that VENDINGDATA will not be liable to any of the DOLPHIN entities for any loss suffered by any of the DOLPHIN entities with respect to VENDINGDATA's practice of any of the material disclosed in the Patent Rights in particular or the Intellectual Property Materials in general save and except that nothing in this clause 4.6 shall limit VENDINGDATA'S liability as a result of a breach of this Agreement by VENDINGDATA.

4.7. The warranties and provisions contained in this clause 4 are subject to any disclosure made by DOLPHIN or any of its officers or professional advisers to VENDINGDATA during the Due Diligence Period.

4.8. VENDINGDATA may not claim for any breach of the warranties and provisions contained in this clause 4 unless reasonable details of the claim have been given to DOLPHIN in writing within twelve (12) months from the Settlement Date and in any event no later than six (6) months after VENDINGDATA first becomes aware of such claim.

4.9. DOLPHIN will have no liability for a claim for a breach of any warranty or representations given under this clause 4 unless the amount of the claim in respect of that breach is US$10,000.00 or more.

4.10. The maximum aggregate amount that VENDINGDATA may recover from the DOLPHIN entities (whether by way of damages or otherwise) under the warranties and representations contained in this clause 4 is US$125,000.00.

5. TECHNOLOGY TRANSFER.

5.1. Patent Materials.

5.1.1. With effect on and from Settlement Date, and subject to Settlement, DOLPHIN and VENDINGDATA will, at the cost of VENDINGDATA, cooperate in the filing and execution of any and all documents necessary to effectuate the assignment to VENDINGDATA of the Patent Rights, including the filing of assignments or other transfer of title covenants with the U.S. Patent and Trademark Office and foreign patent offices as applicable to the Patent Rights.

5.1.2. DOLPHIN shall, at VENDINGDATA'S expense, cooperate fully with VENDINGDATA in the registration, protection, defense and maintenance of the Patent Rights.

5.1.3. A form for the assignment of the Patent Rights to be executed by DOLPHIN and filed with the relevant patent authorities is attached as **EXHIBIT A**.

5.1.4. On the Settlement Date, DOLPHIN will notify all attorneys handling the preparation and processing of registration of the Patent Rights to contact Charles Dominick Lombino at VENDINGDATA's legal department to provide an immediate status update on the Patent Rights and to prepare any additional documents (other than Exhibit A) necessary to transfer the Patent Rights to VENDINGDATA.

5.1.5. The cost of and incidental to the preparation, recording, lodging and registering of the assignments of the Patent Rights, the status updated referred to in clause 5.1.5 herein and any additional documents required pursuant to clause 5.1.5 herein (if any) will be borne by VENDINGDATA.

5.1.6. DOLPHIN and its counsel will transfer all files and supporting documents relating to the Patent Rights including all Intellectual Property Materials to VENDINGDATA within fourteen (14) days after the Settlement Date ("Document Delivery Date"), including but not limited to, all initial invention disclosure documents, all documents sent to the U.S. Patent and Trademark Office regarding inventions and claims, all draft patent applications, all filing or prosecution documents submitted to the patent offices, and all file wrappers, and all similar matters concerning foreign filings. Conception notebooks and all other documents in the possession or under the control of DOLPHIN or its counsel relating to conception and/or reduction to practice, such as scientist notebooks shall be retained in accordance with DOLPHIN's ordinary document retention practice and made available to VENDINGDATA upon VENDINGDATA' reasonable request and at VENDINGDATA'S cost. All documents to be provided to VENDINGDATA hereunder are to be sent by expedited delivery service at VENDINGDATA'S cost.

5.2. Know-How Transfer.

At VENDINGDATA'S cost, DOLPHIN will make appropriate scientific and technical staff available to VENDINGDATA at VENDINGDATA's location, with appropriate equipment and products, to train VENDINGDATA personnel on the subject matter of this Agreement but not to obligate DOLPHIN to disclose any third party confidential information.

6. PATENT MAINTENANCE AND PROSECUTION RESPONSIBILITIES.

6.1. Responsibility for Patent Maintenance. On and from the Document Delivery Date and subject to DOLPHIN complying with its obligations to supply all documents and materials to VENDINGDATA on the Document Delivery Date in accordance with the terms of this Agreement, VENDINGDATA will take sole responsibility and liability for any action or proceeding involving the Patent Rights and the cost of and incidental to the preparation, recording, lodging and registering of the assignments of the Patent Rights will be borne by VENDINGDATA.

6.2. For the avoidance of doubt, it shall be at VENDINGDATA's sole discretion whether or not to make any further filing in any country whatsoever with respect to the establishment or maintenance of the Patent Rights and VENDINGDATA shall have no liability to any party for failing to establish or maintain the Patent Rights, or for any inability to obtain Patent Rights.

6.3. Notice of Infringement. DOLPHIN shall promptly notify VENDINGDATA in writing of any infringement of any assigned Patent Right(s) of which it becomes aware.

6.4. Enforcement of Patents. VENDINGDATA may, but shall not be required to, take any necessary legal action in the event of any alleged infringement or threatened infringement of any assigned Patent Right(s) of which it is aware or which is brought to its attention. VENDINGDATA shall have the sole and exclusive right of enforcement with respect to any alleged or threatened infringement of any right within the scope of the Patent Rights. DOLPHIN shall cooperate fully with VENDINGDATA, at VENDINGDATA'S cost, in any action by VENDINGDATA under this paragraph, including if required in order to bring such an action, the furnishing of a power of attorney.

7. COOPERATION IN PROSECUTION OF PATENT RIGHTS.

DOLPHIN shall, at VENDINGDATA'S cost, cooperate fully with Vendingdata in registering, protecting, defending and maintaining the Patent Applications including any new or additional patent filings, continuation patents, continuations in part, divisional, reissues, reexaminations, substitutions, additions and extensions thereof, and foreign filings and similar filings, in existing jurisdictions and in additional jurisdictions. DOLPHIN appoints VENDINGDATA as its attorney in fact to execute additional documents related to the filings described in this paragraph.

8. LIMITATION OF LIABILITY.

8.1. Limitation on damages. To the maximum extent permitted by applicable law, in no event shall any party be liable for any special, incidental or consequential damages whatsoever arising out of or in any way related to this Agreement, even if the party has been advised of the possibility of such damages. The immediately preceding sentence shall have no applicability to any legal cause of action arising from any party's activities outside the scope of this Agreement.

8.2. Damages Only. The parties' right to damages, one against the other, shall be limited to monetary damages only. Neither party shall be entitled to any equitable remedies, including but not limited to injunctive relief or restitution.

9. CONDITIONS PRECEDENT

9.1. Due Diligence

9.1.1. It is acknowledged by the parties that VENDINGDATA has not had an opportunity to conduct any review of the Patent Rights prior to the execution of this Agreement.

9.1.2. VENDINGDATA shall have sixty (60) days from the Execution Date ("Due Diligence Period") to conduct a due diligence review ("Due Diligence Review") of the Intellectual Property Materials, copies of which shall be delivered by DOLPHIN to VENDINGDATA on or as soon as practical after the Execution Date ("Due Diligence Material").

9.1.3. The Due Diligence Review will be subject to and conditional upon VENDINGDATA first executing DOLPHIN'S standard confidentiality deed, a copy of which is annexed as Exhibit "B" ("Confidentiality Deed").

9.1.4. Subject always to the provisions of the Confidentiality Deed, the Due Diligence Review shall be conducted in a manner which is determined in VENDINGDATA's sole discretion and shall be of a scope which is determined in VENDINGDATA's sole discretion.

9.1.5. DOLPHIN shall cooperate fully in the Due Diligence Review.

9.1.6. VENDINGDATA may by notice in writing to DOLPHIN prior to 5pm (Australian time) on the date upon which the Due Diligence Period expires ("Due Diligence Expiry Date") give notice of avoidance of this Agreement ("Avoidance Notice") if VENDINGDATA for any reason does not approve of the results of the Due Diligence Review and in such event this Agreement shall be at an end but all monies paid by VENDINGDATA to DOLPHIN as at that date shall be retained by DOLPHIN.

9.1.7. In the event that VENDINGDATA serves an Avoidance Notice upon DOLPHIN in accordance with clause 9.1.6 herein, VENDINGDATA will return promptly all original documents containing the Due Diligence Material and any copies of those documents and contemporaneously destroy all copies of notes, analyses, compilations and other documents containing or reflecting the Due Diligence Material and delete entirely and permanently all of the Due Diligence Material from every computer disk or electronic storage facility of any type owned or used by VENDINGDATA and shall confirm in writing with DOLPHIN promptly when it has complied with these obligations.

9.1.8. VENDINGDATA may at any time prior to the Due Diligence Expiry Date give DOLPHIN written notice that it is satisfied with the results of its Due Diligence Review and that it intends to proceed with the purchase of the RFID CHIP hereunder and to be bound by the terms of this Agreement ("Due Diligence Satisfaction Notice").

9.1.9. It is expressly acknowledged and agreed that in the event that VENDINGDATA fails to serve on DOLPHIN either an Avoidance Notice in accordance with clause 9.1.6 or a Due Diligence Satisfaction Notice in accordance with clause 9.1.8 prior to the Due Diligence Expiry Date, VENDINGDATA shall be deemed to have served a Due Diligence Satisfaction Notice on DOLPHIN at 5pm (Australian Time) on the Due Diligence Expiry Date.

9.2. Licensing and Manufacturing Agreement

9.2.1. The obligations of the parties to complete the sale and purchase of the RFID CHIP and the Intellectual Property Materials are subject to and do not become binding unless on or before the Settlement Date the parties enter into a Licensing and Manufacturing Agreement commencing on the Settlement Date whereby:

9.2.1.1. VENDINGDATA grants to DOLPHIN an exclusive license to manufacture and sell the RFID CHIP and other products based on the RFID CHIP technology throughout the world;

9.2.1.2. VENDINGDATA agrees to permit DOLPHIN to market and sell the RFID CHIP product and other products based on the RFID CHIP technology in the USA under VENDINGDATA'S statutory licence to sell such products in the USA; and

9.2.1.3. DOLPHIN agrees to pay a royalty to VENDINGDATA on the sale of all RFID CHIP products, such royalty to be a percentage (to be agreed) of the revenue derived by DOLPHIN from the sale of such RFID CHIP products.

10. CONFIDENTIALITY. Confidential Information under the terms of this Agreement is all information relating to the Intellectual Property Materials, and any confidential business, financial or marketing information of either of the Parties. This Agreement, including Exhibits A and B but not Exhibit C and related filings, shall constitute Confidential Information. The parties agree to treat the Confidential Information as confidential and to protect and maintain the confidentiality thereof. Each of the Parties will use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its employees, agents, and consultants do not disclose or make any unauthorized use of such Confidential Information. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information. Confidential Information will not include any information which is generally available to the public, is otherwise part of the public domain other than through any act or omission of a party in breach of this Agreement, or which is required to be disclosed by law or contract entered into prior to this Agreement (provided that the non-releasing party shall have notice thereof in advance so that it can act to protect its interests should it decide to do so).

11. NOTICES. Notices under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service, facsimile or mailed by certified or registered mail, return receipt requested, to a party at its addresses set forth above.

12. MISCELLANEOUS.

12.1. SAVINGS CLAUSE. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary to continue to effect the intent of the parties, and this Agreement shall otherwise remain in full force and effect and enforceable.

12.2. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement of the parties with respect to the subject matter hereof, and to the extent that this Agreement is inconsistent with any prior agreement(s) between the Parties, the terms of this agreement are to control. This Agreement shall not supersede any prior confidentiality agreement or non-disclosure agreement, but only to the extent of such confidentiality or non-disclosure provisions.

12.3. AMENDMENT. This Agreement shall not be amended or otherwise modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of DOLPHIN and VENDINGDATA by their respective duly authorized representatives.

12.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, except for conflict of laws provisions. Jurisdiction for any disputes arising from or related to this agreement shall be in Clark County, State of Nevada.

12.5. **ASSIGNMENT.** This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.6. **NO WAIVER.** No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

12.7. **FURTHER ASSURANCES.** Each party agrees to take such further action and execute, deliver and/or file such documents or instruments as are necessary to carry out the terms and purposes of this Agreement.

12.8. **SECTION HEADINGS.** The section headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first indicated above.

WILLIAM PURTON,
an individual residing in Victoria, Australia

[signature]

Dated: 1/10/05.

VENDINGDATA, INC.
a Nevada Corporation

[signature]

By: MARK NEWBURG

Title: EXECUTIVE DIRECTOR

Dated: 1/10/05

DOLPHIN PRODUCTS PTY LTD,
(ACN 004 241 945)

a Victoria, Australia Corporation

[signature]

By: W. W. PURTON

Title: DIRECTOR

Dated: 1/10/05

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD
(ACN 007 081 996)

a Victoria, Australia Corporation

[signature]

By: W. W. PURTON

Title: DIRECTOR

Dated: 1/10/05.

Exhibit A

ASSIGNMENT OF PATENT

WHEREAS, ____________________________ ("DOLPHIN"), of Victoria, Australia, did file a Patent Application in the United States for a process for affixing a microchip inlay which has a coupled antenna to a gaming chip or token, which constitutes a Radio Frequency Identification Device on a gaming chip, (which invention is referred to as an "RFID CHIP") as __________ Patent Application No. _________, Issued on ____________________ as ________ Patent No. ___________.

WHEREAS, DOLPHIN is now the sole owner of said Patent; and

WHEREAS, **VENDINGDATA**, Inc., a Nevada Corporation, of 6830 Spencer Street, Las Vegas, Nevada, United States of America, is desirous of acquiring the entire interest in the same;

NOW, THEREFORE, in consideration of the payment of (US$750,000.00 and the issuing of 1,000,000 shares in VENDINGDATA) or (valuable monetary consideration), the receipt of which is hereby acknowledged, and other good and valuable consideration, **DOLPHIN**, by these presents does sell, assign and transfer unto the said **VENDINGDATA**, Inc. the entire right, title and interest in and to the said Patent, and all original and reissued Patents granted therefore, and all divisions and continuations thereof, including the subject-matter of any and all claims which may be obtained in every such Patent, and the right to apply for and obtain Patents, Utility Model Registrations and Inventor's Certificates in countries foreign to the United States, and in and to any Letters Patent, Utility Model Registration or Inventor's Certificate which may be granted thereon in such foreign countries, including all priority rights under the International Convention associated therewith for each country of the Union, and authorize and request the Commissioner of Patents and Trademarks of the United States, and any official of any country or countries foreign to the United States, whose duty it is to issue Patents on applications as aforesaid, to issue the said Letters Patent, Utility Model Registration or Inventor's Certificate to the said **VENDINGDATA, Inc.**, its successors, assigns, nominees or their legal representatives, as assignee of the entire interest, and DOLPHIN covenants that **DOLPHIN** has full right to convey the entire interest herein assigned and that DOLPHIN has not executed and will not execute any agreement in conflict herewith, and agree that DOLPHIN will communicate to said **VENDINGDATA, Inc.**, its successors, assigns, nominees or other legal representatives all facts known to DOLPHIN respecting said invention, whenever requested, and testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing and reissue applications, make all rightful oaths and do all lawful acts requisite for the application for such divisional, continuing or reissue applications, or the procuring thereof, and that if and when said representatives desire to file a disclaimer relating thereto, DOLPHIN will, upon request, sign all lawful papers requisite for the filing of such disclaimer, and DOLPHIN further covenants and agrees that DOLPHIN will, at any time upon request, do everything legally possible to aid said **VENDINGDATA, Inc.**, its successors, assigns, nominees or other legal representatives, either in

Comment [A3R2]: Up to VendingData which one of these two expressions is used. But not "$0.00")

its or their own name, to apply for, obtain and enforce Patent, Utility Model and/or Inventor's Certificate protection for said improvements in all countries, all without further consideration, but at the expense of said **VENDINGDATA, Inc.** its successors, assigns, nominees, or other legal representatives.

Executed this ______ day of __________, 2005

, at ______________, ______________

____

As [Title]______________________

[Entity]________________________

State of ______________)
                       } SS:
County of _____________)

On ______________, 2005, before me, ____________________, a Notary Public in and for said State, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

____

NOTARY PUBLIC

EXHIBIT "B"

CONFIDENTIALITY DEED